EXHIBIT 99.1

November 10, 2015

Board of Directors

The Bank of Yokohama, Ltd.

1-1, Minatomirai 3-chome, Nishi-ku,

Yokohama, Kanagawa

Members of the Board of Directors:

Reference is made to our opinion letter to you, dated September 7, 2015.

We hereby consent (1) to the inclusion of our opinion letter, dated September 7, 2015, to the Board of Directors of The Bank of Yokohama, Ltd. (“Bank of Yokohama”), as Appendix B to the Prospectus which forms a part of the registration statement on Form F-4 relating to the proposed joint share transfer of shares of Bank of Yokohama and The Higashi-Nippon Bank, Limited for shares of Concordia Financial Group, Ltd. (the “Registration Statement”), and (2) to references to our opinion letter, the analyses conducted by us and the use of our name in such Prospectus under the captions “The Joint Share Transfer — Background of the Joint Share Transfer”, “The Joint Share Transfer — Determination of the Bank of Yokohama Board of Directors” and “The Joint Share Transfer — Opinion of Bank of Yokohama’s Financial Advisor”. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Daiwa Securities Co. Ltd.

/s/ Yuichi Akai
Signature
Yuichi Akai
Printed Name

Executive Managing Director
Title